UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2009, NewPage Corporation (the “Company”) and NewPage Holding Corporation (“NewPage Holding”) announced that they entered into amendments to their existing senior secured term loan credit facility (the “Term Loan”) and senior secured revolving credit facility (the “Revolver” and, together with the Term Loan, the “Credit Agreements”), consisting of (i) a First Amendment to Term Loan Credit and Guaranty Agreement, by and among the Company, NewPage Holding, certain subsidiaries of the Company, the lenders party thereto, Goldman Sachs Credit Partners L.P. (“GSCP”), as Administrative Agent, and the other parties thereto (the “Term Loan Amendment”), and (ii) a First Amendment to Revolving Credit and Guaranty Agreement, by and among the Company, NewPage Holding, certain subsidiaries of the Company, the lenders party thereto, GSCP, as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the other parties thereto (the “Revolver Amendment” and, together with the Term Loan Amendment, the “Credit Agreement Amendments”).

The Credit Agreement Amendments amend the Credit Agreements as follows:

•

The percentage per annum for the interest rate margins in the Credit Agreement Amendments has been increased as follows: In the case of the Revolver, the applicable margin is no longer based on total leverage ratio and instead is 3.50% per annum above the LIBOR rate or 2.50% per annum above the base rate (representing a 1.50% per annum increase above the prior applicable rate). In the case of the Term Loan, the applicable margin is based on the senior leverage ratio (7.00% per annum above the LIBOR rate or 6.00% above the base rate if the senior leverage ratio is greater than or equal to 3.00:1.00 at the end of any fiscal quarter and 6.50% per annum above the LIBOR rate or 5.50% above the base rate if the senior leverage ratio is less than 3.00:1.00 at the end of any fiscal quarter) (representing an increase of 3.25% per annum above the current applicable rate).

•	The definitions of Base Rate and LIBOR have been revised to include a 3.50% base rate floor and 2.50% LIBOR floor in the Term Loan.

•	The percentage per annum for the fee for the unborrowed portion of the Revolver has been increased from 0.375% per annum to 0.50% per annum.

•

The Company now has the ability to request in the future an extension of the final maturity date of the portion of the Revolver held by each revolving lender (which may be subject to an increase in the applicable interest rate margin and undrawn commitment fee payable to all revolving lenders and extension fees payable to extending revolving lenders).

•

Under the Term Loan for each quarter through the quarter ending December 31, 2010, the amendment to the Term Loan requires NewPage Holding and its subsidiaries to maintain a minimum consolidated liquidity (unrestricted cash and cash equivalents plus the average excess availability under the Revolver for the prior 15 day period) of at least $150 million.

•

Under the amendment to the Revolver, NewPage Holding shall not permit excess availability on any day from and after the effective date of the amendment to the Revolver through and including the date of the delivery of the compliance certificate with respect to the fiscal quarter ending March 31, 2011 to be less than $50 million.

•

Compliance with the interest coverage ratio, total leverage ratio and senior leverage ratio covenants contained in the Credit Agreements has been suspended until the fiscal quarter ending June 30, 2010. Compliance with the fixed charge coverage ratio contained in the Credit Agreements has been suspended until the fiscal quarter ending March 31, 2011. The applicable levels of such covenants following the suspension period and through maturity have been revised as follows:

•

the minimum interest coverage ratio covenant has been amended to 1.00:1.00 beginning with the quarter ending June 30, 2010, stepping up over time to 2.00:1.00 for the quarter ending March 31, 2013 and subsequent quarters (previously ranging from 2.00:1.00 to 2.50:1.00 during the same period);

•

the maximum total leverage ratio covenant has been amended to 9.75:1.00 beginning with the quarter ending June 30, 2010, stepping down over time to 4.75:1.00 for the quarter ending June 30, 2013 and subsequent quarters (previously ranging from 5.00:1.00 to 3.75:1.00 in the Term Loan and 5.00:1.00 to 4.00:1.00 in the Revolver during the same period);

•

the maximum senior leverage ratio covenant has been amended to 5.25:1.00 beginning with the quarter ending June 30, 2010, stepping down over time to 2.50:1.00 for the quarter ending September 30, 2012 and subsequent quarters (previously ranging from 2.50:1.00 to 1.25:1.00 in the Term Loan and 2.50:1.00 to 1.50:1.00 in the Revolver during the same period); and

•

the minimum fixed charge coverage ratio covenant has been amended to 1.00:1.00 beginning with the quarter ending March 31, 2011, stepping up over time to 1.20:1.00 for the quarter ending June 30, 2013 and subsequent quarters (previously 1.10:1.00 during the same period).

•

As previously provided for in the Revolver, prior to the Revolver Amendment, compliance with the interest coverage ratio, fixed charge coverage ratio, total leverage ratio and senior leverage ratio covenants under the Revolver do not apply for any fiscal quarter unless excess availability was less than $50 million for 10 consecutive business days during such fiscal quarter or was less than $25 million for three consecutive business days during such fiscal quarter. Furthermore, several definitions pertaining to the financial covenants have been amended.

•

The limitations on capital expenditures have been revised to include a limit of $125 million for each four fiscal quarter period through the fiscal quarter ending March 31, 2010, and an annual limit of $250 million for fiscal year 2010 and each fiscal year thereafter (subject to carry over from the immediately preceding year). From and after the second fiscal quarter in 2010, if the total leverage ratio at the end of such fiscal quarter is 3.50:1.00 or less, the Company and its subsidiaries may make or incur capital expenditures in excess of the $250 million annual limitation.

•

Under the Term Loan, the percentage of consolidated excess cash flow that must be applied to prepay the Term Loan has been amended so that the percentage is: 75% if the senior leverage ratio is equal to or greater than 3.00:1.00; 50% if the senior leverage ratio is less than 3.00:1.00 and equal to or greater than 2.50:1.00; 25% if the senior leverage ratio is less than 2.50:1.00 and equal to or greater than 2.00:1.00; and 0% if the senior leverage ratio is less than 2.00:1.00 (in the current Term Loan, the percentage is 50% if the total leverage ratio is equal to or greater than 3.50:1.00 and otherwise 0%).

•	The general indebtedness basket for debt secured by all the property and assets of the credit parties other than the collateral that secures the Revolver has been eliminated.

•

The restricted payments covenant has been amended to permit repurchases or redemptions of the Company’s Floating Rate Senior Secured Notes due 2012 and 10% Senior Secured Notes due 2012 (together, the “Second Lien Notes”) in an amount not to exceed (A) $100 million in the aggregate so long as the senior leverage ratio as of the end of the most recent fiscal quarter prior to such repurchase, redemption or acquisition was greater than 2.00:1.00 but less than or equal to 2.50:1.00 or (B) $150 million in the aggregate so long as the senior leverage ratio as of the end of the most recently ended fiscal quarter prior to such repurchase, redemption or acquisition was less than or equal to 2.00:1.00. Any use of this basket will reduce the amount available under the existing $375 million basket for repurchases of Second Lien Notes, NewPage Holding PIK Notes (as defined below) and the Company’s 12% Senior Subordinated Notes due 2013 from net asset sale proceeds and excess cash flow (not required to repay the Term Loan) (the existing $375 million basket requires that the senior leverage ratio be less than or equal to 2.50:1.00 as of the end of the quarter prior to such purchase).

•

The restricted payments covenant has been amended to permit repayment of the NewPage Holding Floating Rate Senior Unsecured PIK Notes due 2013 (the “NewPage Holding PIK Notes”) and the NewPage Group Inc. Floating Rate Senior Unsecured PIK Notes due 2015 with the proceeds of an IPO at any time following delivery of the financial statements for the fiscal quarter ending June 30, 2010.

•	The foreign indebtedness basket has been reduced by half to $50 million.

•	The covenants in the Credit Agreements restricting indebtedness and investments have been amended to permit certain hedge agreements not secured by collateral.

•	The covenants in the Term Loan restricting liens have been amended to impose certain caps on the refinancing of existing debt with new secured debt.

•	The refinancing baskets in the Credit Agreements have been clarified to allow the payment of original issuance discount and capitalized interest on refinancing debt.

•

The Credit Agreement Amendments allow for the repurchase of the Term Loans below par through a Dutch auction if the senior leverage ratio is less than 3.00:1.00, provided that such repurchases are permitted under the Revolver so long as after giving effect to such prepayment excess availability thereunder shall be at least $75 million.

•

The Company has agreed to pay a fee to each lender that consented to the Credit Agreement Amendments on or prior to their effectiveness equal to 0.50% times the revolving commitment (in the case of the Revolver) of such consenting lender or 0.50% times the term loan commitment (in the case of the Term Loan) of such consenting lender.

•

The Revolver Amendment provides that the Collateral Agent and its agents can conduct one desktop appraisal and one inventory appraisal per annum, at the Company’s expense in an amount not to exceed $125,000 per appraisal, or for any year in which excess availability for any ten (10) consecutive day period is less than $105 million, two of each such appraisals per annum. Previously, the lenders were only permitted to conduct one collateral appraisal and one inventory appraisal per annum.

The foregoing description of the Credit Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendments, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Current Report by reference.

The information contained in this Current Report is neither an offer to purchase any notes, nor a solicitation of tenders with respect to any security.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Term Loan Credit and Guaranty Agreement, dated as of September 11, 2009, by and among NewPage Corporation, NewPage Holding Corporation, certain of its affiliates, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and the other parties thereto

10.2	First Amendment to Revolving Credit and Guaranty Agreement, dated as of September 11, 2009, by and among NewPage Corporation, NewPage Holding Corporation, certain subsidiaries of NewPage Corporation, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, JPMorgan Chase Bank, N.A., as Collateral Agent, and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Douglas K. Cooper	By:	/s/ Douglas K. Cooper
Douglas K. Cooper		Douglas K. Cooper
Secretary		Secretary
Date: September 11, 2009		Date: September 11, 2009

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